                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of August 31, 2005, is entered into among WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation formerly known as Congress Financial Corporation (Western) ("Agent"), as administrative and collateral agent for the Lenders party to the Loan Agreement (as defined below) from time to time ("Lenders"), WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation formerly known as Congress Financial Corporation (Western), as a Lender ("Wachovia"), ROCKFORD CORPORATION, an Arizona corporation ("Borrower Agent"), and AUDIO INNOVATIONS, INC., an Oklahoma corporation ("AII" and together with Rockford, collectively, "Borrowers").


                                    RECITALS


     A. Agent, Wachovia, Wachovia Bank, National Association, as arranger, and Borrowers have previously entered into that certain Loan and Security Agreement dated March 29, 2004 as amended by the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10, 2004 and the Second Amendment to Loan and Security Agreement dated as of December 30, 2004 (the "Loan Agreement"), pursuant to which Wachovia has made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

     B. Borrowers have requested Agent and Wachovia to amend the Loan Agreement in certain respects, and Agent, Wachovia and Borrowers are now willing to amend the Loan Agreement on the terms and conditions set forth herein.

     C. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent's or Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Reserve. The amount of the Reserve established pursuant to Section 1 of the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10, 2004, is hereby reduced to Two Million Dollars ($2,000,000). Such Reserve shall be eliminated upon Agent's receipt and satisfactory review of Borrower Agent's Form 10-K or Form 10-Q (as applicable and as filed with the Securities and Exchange Commission) and its financial statements (as required in Section 9.6(a) of the Loan Agreement) for any fiscal year or fiscal quarter, commencing with the fiscal year ending December 31, 2005, if the Fixed Charge Coverage Ratio of Borrowers and their Subsidiaries (on a consolidated basis) for the twelve (12) months ending on the last day of such fiscal year or fiscal quarter is not less than 1.25 to one and if no Default or Event of Default has occurred and is continuing.

     2.   Amendments to Loan Agreement.

          (a) The definition of "Eurodollar Rate Margin" in Section 1.34 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "1.34 'Eurodollar Rate Margin' shall mean three percent (3.00%) per annum; provided, that, on the first day of each fiscal quarter, the Eurodollar Rate Margin shall be adjusted as follows based upon the average daily Excess Availability during the immediately preceding sixty (60) days as determined by Agent before giving effect to the Reserve established pursuant to Section 1 of the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10, 2004, as amended by the Third Amendment to Loan and Security Agreement dated as of August 31, 2005:

       Excess Availability                          Eurodollar Rate Margin
       -------------------                          ----------------------
Equal to or greater than $10,000,000         Two and three-quarters percent (2.75%)

Less than $10,000,000 but equal to or        Three percent (3.00%)
greater than $9,000,000

Less than $9,000,000 but equal to or         Three and one-quarter percent (3.25%)
greater than $8,000,000

Less than $8,000,000                         Three and one-half percent (3.50%)"


          (b) The definition of "Final Maturity Date" in Section 1.39 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "1.39     'Final Maturity Date' shall mean March 24, 2008, as such
     date may be extended from year to year pursuant to Section 14.1(a) hereof."

          (c) The definition of "Letter of Credit Rate" in Section 1.56 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "1.56 'Letter of Credit Rate' shall mean three percent (3.00%) per annum; provided, that, on the first day of each fiscal quarter, the Letter of Credit Rate shall be adjusted as follows based upon the average daily Excess Availability during the immediately preceding sixty (60) days as determined by Agent before giving effect to the Reserve established pursuant to Section 1 of the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10, 2004, as amended by the Third Amendment to Loan and Security Agreement dated as of August 31, 2005:

      Excess Availability                            Letter of Credit Rate

Equal to or greater than $10,000,000      Two and three-quarters percent (2.75%)

Less than $10,000,000 but equal to or     Three percent (3.00%)
greater than $9,000,000

Less than $9,000,000 but equal to or      Three and one-quarter percent (3.25%)
greater than $8,000,000

Less than $8,000,000                      Three and one-half percent (3.50%)"

     (d) The definition of "Maximum Credit" in Section 1.60 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

     "1.60 'Maximum Credit' shall mean the amount of Twenty-Five Million Dollars ($25,000,000)."

     (e) The definition of "Prime Rate Margin" in Section 1.76 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

     "7.76 'Prime Rate Margin' shall mean one percent (1.00%) per annum; provided, that, on the first day of each fiscal quarter, the Prime Rate Margin shall be adjusted as follows based upon the average daily Excess Availability during the immediately preceding sixty (60) days as determined by Agent before giving effect to the Reserve established pursuant to Section 1 of the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10, 2004, as amended by the Third Amendment to Loan and Security Agreement dated as of August 31, 2005:

      Excess Availability                            Prime Rate Margin


Equal to or greater than $10,000,000       Three-quarters of one percent (0.75%)

Less than $10,000,000 but equal to or      One percent (1.00%)
greater than $9,000,000

Less than $9,000,000 but equal to or       One and one-quarter percent (1.25%)
greater than $8,000,000

Less than $8,000,000                       One and one-half percent (1.50%)"

     (f)  Revolving Loan Limit. The definition of "Revolving Loan Limit" in
Section 1.89 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "1.89 'Revolving Loan Limit' shall mean the amount of Twenty-Five Million Dollars ($25,000,000)."

          (g) The first sentence of Section 3.1(b) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "Borrowers may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period."

          (h) Section 9.17 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "9.17 Fixed Charge Coverage Ratio. On or before November 30, 2005, Borrowers shall provide Agent with their financial projections for the fiscal year ending December 31, 2006 which shall be in form and substance reasonably satisfactory to Agent. Agent will then reasonably establish a Fixed Charge Covenant Ratio covenant for Borrowers, and Borrowers shall, upon Agent's request, duly execute and deliver an amendment to this Agreement in form and substance reasonably satisfactory to Agent to set forth such covenant."

          (i) Section 9.17.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "9.17.1 EBITDA. Borrowers and their Subsidiaries, on a consolidated basis, shall earn EBITDA, calculated as of the last day of each month set forth below on the basis of the trailing twelve (12) months or, if less, the number of months that have elapsed from and including November 2004, of not less than the amount set forth opposite such month:

          Month                                         Amount
          -----                                         ------
          July 2005                                   $1,000,000
          August 2005                                 $1,500,000
          September 2005                              $2,100,000
          October 2005                                $2,200,000
          November 2005                               $3,500,000
          Each month thereafter                       $3,700,000

          For the purposes hereof, 'EBITDA' shall mean the net income of Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied, but excluding any extraordinary or one-time gains, plus (a) depreciation, amortization and other non-cash charges (to the extent deducted in the computation of such net income), plus (b) Interest Expense (to the extent deducted in the computation of such net income), plus (c) charges for federal, state, local and foreign income taxes (to the extent deducted in the computation of such income)."

              (j) Term. Section 14.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

              "(a)   Unless sooner terminated pursuant to the terms hereof, this
        Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Final Maturity Date, provided, that, the Final Maturity Date shall automatically be extended from year to year to each anniversary of the Final Maturity Date, subject to the following provisions. Agent or Borrowers may terminate this Agreement and the other Financing Agreements effective on the initial Final Maturity Date or on an anniversary of such Final Maturity Date by giving to the other party at least one hundred twenty (120) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may terminate this Agreement at any time during the continuance of an Event of Default. Upon the Final Maturity Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrower's expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent has not yet received final and indefeasible payment and any continuing obligations of Agent under or pursuant to any Deposit Account Control Agreement. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by the Borrowers to the Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Los Angeles time."

              (k) Early Termination Fee. Section 14.1(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

              "(c)   If for any reason this Agreement is terminated prior to the then current Final Maturity Date (as it may have been extended), in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lenders' lost profits as a result thereof, Borrowers agree to pay to Agent for the benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


              Amount                                      Period
              ------                                      ------
(i)  two percent (2.0%) of the             From the date hereof to and including
     Maximum Credit                        March 24, 2006

(ii) one percent (1.0%) of the             After March 24, 2006
     Maximum Credit


     Such early termination fee shall be presumed to be the amount of damages sustained by Lenders as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lenders do not exercise their right to terminate this Agreement, but elect, at their option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section
     14.1 shall be deemed included in the Obligations."

          (l) California Judicial Reference. The following is hereby added at the end of Section 11.1(d) of the Loan Agreement:

          "If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any document related hereto,
     (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee or referees to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of the Agent, any such issues pertaining to a 'provisional remedy' as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and
     (b) Borrowers shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding."

     3. Turnaround Consultant. Section 3 of the Second Amendment to Loan and Security Agreement dated as of December 30, 2004, is hereby deleted in its entirety.

     4. Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent, before this Amendment and the waivers provided herein are effective.

          (a) Amendment; Acknowledgement. This Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties.

          (b) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

          (c) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

     5. Representations and Warranties. Each Borrower represents and warrants as follows:

          (a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

          (b) Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

          (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

          (d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

          (e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

     6. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

     7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     8.   Reference to and Effect on the Financing Agreements.

          (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

          (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

          (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

     9. Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

     10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.


                                       ROCKFORD CORPORATION


                                       By:    /s/ Richard G. Vasek
                                              ------------------------
                                       Name:  Richard G. Vasek
                                              ------------------------
                                       Title: CFO
                                              ------------------------


                                       AUDIO INNOVATIONS, INC.


                                       By:    /s/ Richard G. Vasek
                                              ------------------------
                                       Name:  Richard G. Vasek
                                              ------------------------
                                       Title: CFO
                                              ------------------------


                                       WACHOVIA CAPITAL FINANCE
                                       CORPORATION (WESTERN),
                                       as Agent and as a Lender



                                       By:    /s/ Jeffrey K. Scott
                                              ------------------------
                                       Name:  Jeffrey K. Scott
                                              ------------------------
                                       Title: V.P.
                                              ------------------------

                         ACKNOWLEDGEMENT BY GUARANTORS

                          Dated as of August 31, 2005

     Each of the undersigned, being a guarantor (each a "Guarantor" and collectively, the "Guarantors") under their Guaranty and Security Agreement dated March 29, 2004, made in favor of Agent and Lenders (as amended, modified or supplemented, the "Guaranty") hereby acknowledges and agrees to the foregoing Third Amendment to Loan and Security Agreement (the "Amendment") and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty to the Loan Agreement (as defined in the Amendment), "thereunder", "thereof" or words of like import referring to the "Loan Agreement", shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

     If any action or proceeding is filed in a court of the State of California by or against any Guarantor in connection with any of the transactions contemplated by the Loan Agreement or any document related thereto, the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee or referees to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of Lender, any such issues pertaining to a "provisional remedy" as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court.

                                   ROCKFORD SINGAPORE CORPORATION



                                   By: /s/ Richard G. Vasek
                                      ----------------------------------
                                   Name: Richard G. Vasek
                                        --------------------------------
                                   Title: CFO
                                         -------------------------------



                                   ROCKFORD SALES.COM, INC.



                                   By: /s/ Richard G. Vasek
                                      ----------------------------------
                                   Name: Richard G. Vasek
                                        --------------------------------
                                   Title: CFO
                                         -------------------------------

                                        MB QUART SHANGHAI, INC.



                                        By:  /s/ Richard G. Vasek
                                            ----------------------------
                                        Name:  Richard G. Vasek
                                              --------------------------
                                        Title:  CFO
                                               -------------------------